Exhibit 4-2
                                                       WARRANT NO. PW/A-12

                               PURCHASE WARRANT

                  30,000 SHARES OF ACC CORP. $.015 PAR VALUE
                             CLASS A COMMON STOCK


      FOR  VALUE  RECEIVED,  ACC Corp., a Delaware corporation (the "Company"),

hereby grants to Columbia Capital  Corporation  (the "Holder"), with an address of 201 North Main Street, Suite 300, Alexandria,  Virginia  22314,  the  right,

subject to the further terms and conditions set forth herein, to purchase  from the Company 30,000 whole, fully paid and nonassessable shares (the "Shares") of its  $.015  par  value  Class  A  Common Stock at a purchase price per Share of

$16.00 (the "Purchase Price").  This  Warrant shall be fully exercisable on its date of issuance and in all events shall  expire  and be of no further force or effect at the earlier of the time when it has been  exercised  with  respect to all  Shares  which the Holder is entitled to purchase hereunder or 11:59  P.M.,

New York City  time,  on  the  date  which is three and one-half years from the issuance date hereof (the "Expiration  Date").  The number and character of the

Shares  and  the  Purchase  Price  are subject  to  adjustment  as  hereinafter provided.  As used herein, this "Warrant"  means  and includes this Warrant and

any  Common  Stock  purchase  warrant  of  the  Company  hereafter   issued  in

substitution  for  or  in  replacement  of  this  Warrant  or  to  evidence the continuing  effect  of  any  part  of  this  Warrant after any partial exercise hereof.

      1.    EXERCISE.  This Warrant may be exercised  in whole, or in part from time  to  time,  by  the  Holder by delivering this Warrant  together  with  an executed Subscription Agreement  in the form annexed hereto as Exhibit A to the

Company or such person as the Company  may  have appointed as warrant agent, at its  principal  office  (or at the office of the  agency  maintained  for  such purpose), accompanied by payment by certified or bank check or wire transfer of funds payable to the order  of the Company, in an aggregate amount equal to the per share Purchase Price as then adjusted multiplied by the number of Shares as to which this Warrant is then being exercised.  The Company or such agent shall cancel this Warrant on any such  exercise  and,  if  such  exercise is partial,

shall  issue  and deliver to the Holder a new Warrant upon the  same  terms  as contained herein  with  respect  to  the  unexercised  portion of this Warrant.

Anything in this Warrant to the contrary notwithstanding,  this Warrant may not be exercised after the Expiration Date and may be exercised  only  with respect to whole Shares.

      The  Company  will,  or  will  direct  its  transfer  agent  to, issue  a certificate  or  certificates  for  the  number of fully paid and nonassessable

Shares as to which this Warrant is so exercised,  and in lieu of any fractional shares to which the Holder would otherwise be entitled,  pay cash equal to such fraction  multiplied  by  the  Purchase  Price  as then adjusted,  as  soon  as practicable after any exercise of this Warrant, and  in  any  event within five business days thereafter, at the Company's expense (including the payment by it of any applicable issue taxes), in the name of, and deliver the  same  to,  the

Holder (on payment by the Holder of any applicable transfer taxes).

      Notwithstanding  the  preceding  paragraph,  any  Shares as to which this

Warrant  is  exercised shall be deemed issued on and as of  the  date  of  such exercise in accordance  with the first paragraph of this Section and the Holder shall thereupon be deemed to be the owner of record thereof.

      All shares issued pursuant  to  any  exercise  of  this  Warrant shall be

"restricted securities" within the meaning of the Securities Act  of  1933,  as amended  (the  "Act")  and the rules and regulations thereunder, and shall bear

the standard restrictive  legend  under  the  Act.   Upon  any exercise of this

Warrant,  the  Holder  shall  also  execute  the form of representation  letter attached as Exhibit B hereto making the representations regarding the status of the Shares contained therein.

      2.    ADJUSTMENTS.

      (a)   STOCK DIVIDENDS, SPLITS, ETC.  The  number  of  Shares  that may be purchased on exercise of this Warrant and the Purchase Price therefor  shall be proportionately  increased  or  decreased,  as  the  case may be, for any stock dividend,  stock  split, combination, subdivision or other  changes  made  with respect to the Class  A  Common  Stock  of the Company at any time prior to the

Expiration Date.  An adjustment made pursuant  to  this paragraph shall, in the case  of  a  stock  dividend or distribution, be made as  of  the  record  date therefor and, in the  case  of  a subdivision or combination, be made as of the effective date thereof.

      (b)   REORGANIZATION, RECAPITALIZATION,  CONSOLIDATION, MERGER OR SALE OF

ASSETS.  In the event of any reorganization or recapitalization  of the Company or  in  the  event  the  Company  consolidates  with  or  merges  into  another corporation  or  transfers  all  or  substantially all of its assets to another entity, the Holder, at any time after  the consummation of such event, upon the exercise of this Warrant and payment of  the Purchase Price as provided herein,

shall be entitled to receive the stock to  which  the  Holder  would  have been entitled  on  such  consummation  if  the  Holder  had  exercised  this Warrant

immediately  prior  thereto.   In  such  case, the terms of this Warrant  shall

survive the consummation of any such event  and  shall  be  applicable  to  the shares  of  stock  receivable  on  the  exercise  of  this  Warrant  after such consummation.

      3.    NOTICES  OF RECORD DATES, ETC.  The Company shall mail or cause  to be mailed to the Holder,  at  the  same  time  it  mails  such  notices  to its shareholders  of  Class  A Common Stock, all notices specifying any record date for shareholders of its Class  A  Common  Stock  with  respect to any dividend,

distribution or right, or with respect to any shareholder meeting to be held at which  a vote is to be taken for the purpose of approving  any  reorganization,

recapitalization,    reclassification,    consolidation,    merger,   transfer,

dissolution,  liquidation  or  winding up of the affairs of the  Company.   The

Company also shall provide to the  Holder  all  notices  and  reports  that  it provides to its shareholders generally.

      4.    TRANSFER OF WARRANT OR SHARES.

            (a)   TRANSFER  OF  WARRANT.  Neither this Warrant, nor any part or right with respect to it, shall be  sold, transferred, assigned or hypothecated

other than in accordance with Section  6  hereof.   Before selling or otherwise

disposing of this Warrant or any part thereof (in any  case  in accordance with the  terms hereof) the Holder agrees to give 10 days' prior written  notice  to

the Company  of  its  intention  to  do  so.   The  notice  shall describe with

particularity the proposed transfer.  If, in the reasonable opinion  of counsel to  the  Company,  such transaction may lawfully be effected under the Act  and under any other applicable  Federal  or  state  law  or regulation, the Company shall then permit the Holder to sell or otherwise dispose  of  this  Warrant or portion thereof in the manner described in the notice given to the Company.

            (b)   TRANSFER  OF  SHARES.   Should  the Holder desire to sell  or

otherwise dispose of any Shares acquired upon the exercise of this Warrant, the

Holder  shall  notify the Company of the terms of such  transaction  and  shall comply with the  requirements  contained  in  the  form  of  investment  letter attached  as  Exhibit  B hereto.  If, in the opinion of counsel to the Company,

such transaction may lawfully  be  effected  under  the Act and under any other applicable Federal or state law or regulation, the Holder  shall be entitled to sell or otherwise dispose of such Shares in the manner described  in the notice given to the Company.

      5.    REPLACEMENT   OF   WARRANT.   On  receipt  of  evidence  reasonably

satisfactory to the Company of the  loss,  theft,  destruction or mutilation of this  Warrant,  and,  in the case of any such loss, theft  or  destruction,  on delivery of a bond or other  indemnity  reasonably satisfactory to the Company,

or, in the case of any such mutilation, on  surrender  and cancellation of this

Warrant, the Company shall issue a new Warrant, of like  tenor  in lieu of such lost, stolen, destroyed or mutilated Warrant.

      6.    TRANSFERS.   The  Holder  represents by its acceptance hereof  that

this Warrant is being acquired for investment  and  not  with  a  view  to  the

distribution  thereof.   The  Holder  shall not transfer or assign this Warrant

except  (a)  in a transaction which is permitted  under  applicable  securities laws, or (b) by  will  or  pursuant  to  laws of descent and distribution.  Any attempted or purported assignment or transfer of this Warrant not in compliance with this Section shall be void.  The Company shall cause to be kept a register of the Holder(s) of this Warrant (the "Warrant Register").  In the event of any transfer permitted by this Section, the Company  shall or shall cause its agent to register the transfer or assignment on its Warrant  Register on surrender of this  Warrant,  duly  endorsed,  or  accompanied  by  a written  instrument  or instruments of transfer in form reasonably satisfactory  to  the  Company, duly executed  by  the  Holder  or  by  the  duly appointed legal representative  or attorney-in-fact thereof.  On any such registration  of  transfer,  the Company shall  issue  a  new  Warrant  or  Warrants,  of  like  tenor,  in  lieu of the transferred  or assigned Warrant.  Notwithstanding the foregoing provisions  of this Section,  this  Warrant may be surrendered to the Company, together with a written  request for exchange,  and  thereupon  the  Company  shall  issue  and exchange therefor  one  or more new Warrants, of like tenor as requested by the

Holder,  and the Company shall  cancel  this  Warrant  on  such  surrender  for

exchange.   In  no  event,  however, will the Company be required to effect any registration of transfer, assignment  or  exchange  that  would  result  in the issuance  of  a  fraction  of  a share.  For purposes of this Warrant, the term

"Holder" shall refer to all persons  who  at any time are listed in the Warrant

Register as holding a Warrant representing any portion of the rights hereunder.

      7.    REGISTRATION OF SHARES UNDER THE  ACT.   At  any  time prior to the

Expiration  Date  of  this  Warrant,  and  subject  to  the further limitations contained  in  this  Section,  the Holder(s) shall be entitled  to  demand  and receive one registration, under  the Act and the laws of the State of New York,

of all but not less than all of the  Shares  acquired or acquirable pursuant to the exercise of this Warrant in full, as follows:

            (a)   To  initiate  the  registration,  the  Company  must  receive written requests for such registration from the Holder(s) of all of the Shares.

            (b)   Upon receipt of such request(s), the Company shall:

            (i)   Use its best efforts  to  promptly  cause  to be prepared and filed with the Securities and Exchange Commission (the "SEC")  under  the

      Act and also filed with the applicable New York State authorities, within

      45  days  following  receipt of such request(s), a registration statement

      (the "Registration Statement") and prospectus or post-effective amendment

      (the  "Amendment")  to  the   Registration   Statement  relating  to  the

      distribution of such Shares;

            (ii)  Use  its best efforts, through its  officers  and  Directors,

      auditors and counsel  to cause the Registration Statement or Amendment to become  effective at the  earliest  practicable  date  after  the  filing thereof;

            (iii) Deliver  to  the  Holder(s)  such  number  of  copies of such prospectuses in preliminary and definitive form, and amendments  thereto,

      as such Holder(s) may reasonably request; and

            (iv)  Keep  effective such Registration Statement, make such  other filings related to  it,  and  do  such  other  acts  and things as may be reasonably necessary in the opinion of counsel for the  Company to permit the public sale or other disposition of such Shares for a  period  of  90 days after the effective date of such Registration Statement or Amendment as the case may be.

      The Company's obligation to commence such a demand registration set forth in  subparagraph (b)(i) above is subject to deferral for a period not to exceed

90 days  if  such deferral is deemed necessary or appropriate by counsel to the

Company.  In lieu  of accepting such deferral, however, the Holder(s) may elect to cancel their registration  demand  and  exercise such right at a later date,

but in no event later than the Expiration Date of this Warrant.

      The Company will also cooperate with the  Holder(s)  and their respective counsel with respect to any registration or other qualification  of  the Shares by the Holder(s) for sale under the securities or "blue sky" laws of up to five jurisdictions,  in  addition  to  New  York  State,  as  such  Holder(s)  shall reasonably  designate  and  continue its cooperation with respect to such state registrations or qualifications  so long as reasonably required for the purpose of sale of the Shares.

      The  Holder(s)  likewise  shall  cooperate  fully  with  the  Company  in effecting such registration.

      The Company shall pay all fees,  taxes, and expenses pertaining to filing a Registration Statement or Amendment with  the  SEC  and  with New York State,

including  but  not  limited  to,  Federal and New York State registration  and filing  fees, fees and expenses of the  Company's  counsel  and  auditors,  and printing, mailing and other distribution expenses incident to such Registration

Statement  or  Amendment.   The  Holder(s)  selling Shares in such registration

shall be responsible for all state "blue sky" expenses in all states other than

New  York  State, all underwriting fees and expenses  and  all  fees  of  their counsel and accountants.

      In the  event  that  the  registration shall for any reason other than an act(s) of the Holder(s) not become  effective,  or if the Company shall fail to keep such registration effective for the period of  time  set forth above, then such  attempted registration shall not be deemed a registration  hereunder  and the Holder(s)  shall continue to be entitled to a registration pursuant to this

Section.

      The Company  shall  indemnify  and  hold  harmless  each  Holder and each

"underwriter" within the meaning of the Act who may purchase from  or  sell for any  such  Holder  any  portion  of  the  Shares  (and each person, if any, who controls  any such Holder or underwriter) from and against  any  and  all  such losses, claims,  damages,  liabilities and expenses (including reasonable costs of investigation) joint and  several  to  which  they or any of them may become subject under the Act or otherwise and, except as  hereinafter  provided,  will reimburse  each  such  Holder  and each such underwriter for any legal or other expenses incurred by any of them  in connection with investigating or defending any  claims  or actions, insofar as such  losses,  claims,  damages,  expenses,

liabilities or  actions  arise  out  of  or  are based upon any misstatement or alleged misstatement of a material fact contained in any registration statement under  the  Act  or  any  prospectus included therein,  or  any  amendments  or supplements thereto, which  is  filed or furnished by reason of this Section or arise  out of or are based upon any  omission  or  alleged  omission  to  state therein  a material fact required to be stated therein or necessary to make the statements  therein  not  misleading,  except  insofar  as such losses, claims,

damages, expenses, liabilities or actions are caused by any  such  misstatement or omission made in reliance upon and in conformity with information  furnished to the Company by or on behalf of any such Holder or underwriter expressly  for use  in  connection therewith.  The indemnity agreement in this paragraph shall be in addition to any liability which the Company may otherwise have.

      In order  to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section is unavailable to any

Holder or underwriter  under the Act or any person who controls any such Holder

or  underwriter  (collectively,   "Indemnified   Parties"),   the  Company  and

Indemnified Parties shall contribute to the aggregate losses, claims,  damages,

and   liabilities  of  the  nature  contemplated  by  said  indemnification  in proportion  to the relative fault of the Company and the Indemnified Parties in connection with  the  statement  or  omission that resulted in such damages and

other  relevant  equitable  considerations.    The   relative  fault  shall  be

determined  by reference to, among other things, whether  in  the  case  of  an untrue statement  or  alleged omission to state a material fact, such statement or omission relates to  information  supplied by the Company or the Indemnified

Parties and the party's relative intent,  knowledge,  access to information and

opportunity  to  correct  or prevent such untrue statement  or  omission.   The

amount paid or payable by an  Indemnified  Party  as  a  result  of the losses,

claims, damages or liabilities referred to in this paragraph shall be deemed to include  any  legal  or  other expenses reasonably incurred by such Indemnified

Party in connection with investigating  or  defending against or appearing as a

third  party  witness  in  any  such  action or claim.   No  person  guilty  of

fraudulent misrepresentation within the  meaning  of  Section  11(f) of the Act shall  be  entitled to contribution from any person who is not guilty  of  such fraudulent misrepresentation.

      The Company's  agreements  with  respect to this Warrant or the Shares as stated in this Section shall continue in  effect regardless of the exercise and surrender of this Warrant.

      8.    RESERVATION OF SHARES.  The Company shall at all times reserve, for the purpose of issuance on exercise of this  Warrant,  such  number of its duly authorized and unissued and/or treasury shares of Class A Common  Stock or such class  or  classes of capital stock or other securities as shall from  time  to

time be sufficient  to  comply  with  this  Warrant.   If,  at  any  time,  the

authorized  and unissued and/or treasury shares of Class A Common Stock or such other class or  classes of capital stock or other securities are not sufficient for the exercise  of this Warrant, the Company shall take such corporate action as may in the opinion  of  its  counsel be necessary to increase its authorized and unissued and/or treasury shares of Class A Common Stock or such other class or classes of capital stock or other  securities  to  such  number  as shall be sufficient for that purpose.

      9.    SURVIVAL.    All   agreements,   covenants,   representations   and

warranties  herein shall survive the execution and delivery of this Warrant and any investigation  at any time made by or on behalf of any party hereto and the exercise, sale and purchase  of  this  Warrant  and  the  Class  A Common Stock issuable on exercise hereof.

      10.   SHAREHOLDER RIGHTS.  This Warrant shall not entitle the  Holder, as such, to any voting rights or other rights as a shareholder of the Company,  or to any other rights except the rights stated herein.

      11.   NOTICES.   All  demands, notices, consents and other communications

to be given hereunder shall be  in  writing and shall be deemed duly given when delivered personally or three days after  being mailed by certified first class mail, postage prepaid, return receipt requested,  properly addressed, if to the

Company at: 400 West Avenue, Rochester, New York 14611, or if to the Holder, at

its  address set forth above.   The Company and the  Holder  may  change  their

respective  addresses  at  any  time  or times by notice given hereunder to the other.

      12.   AMENDMENTS; WAIVERS; TERMINATIONS;  GOVERNING  LAW; HEADINGS.  This

Warrant  and any term hereof may be changed, waived, discharged  or  terminated only by an  instrument in writing signed by the party against which enforcement of such change  waiver,  discharge  or  termination is sought.  The corporation laws of the State of Delaware shall govern  all  issues concerning the relative rights of the Company and its shareholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and interpreted in accordance  with the internal laws of  the  State  of  New  York, without giving effect to any choice  of  law  or conflict of law provision  or  rule  of any jurisdiction.  The headings of this

Warrant are for convenience of reference only and are not part of this Warrant.



Dated:  July 21, 1995                           ACC CORP.

Witness:
                                          By:  Michael R. Daley
/s/ Francis D.R. Coleman
Secretary                                 Title:  EVP & CFO

                                   EXHIBIT A

                                 SUBSCRIPTION


       (To be completed and signed only on an exercise of the Warrant.)


TO:  ACC CORP.:


      The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _______ shares of the Class A Common Stock of ACC CORP. to which such Holder is entitled thereunder, and herewith makes payment of $_________ therefor in cash or by certified or official bank check. The undersigned hereby requests that the Certificate(s) for such shares be issued in his name and delivered to the following address:








      If the foregoing Subscription evidences an exercise of the within Warrant to purchase fewer than all of the Shares to which the undersigned is entitled under such Warrant, please issue a new warrant, of like tenor, for the remaining Shares in his name, and deliver the same to the same address as set forth above.


Dated: ______________, 19___.       ______________________________
                                          (Name of Holder)


                                    ______________________________
                                          (Signature of Holder or
                                          Authorized Signatory)

                                   EXHIBIT B


TO:   ACC CORP.
      400 West Avenue
      Rochester, New York  14611

Gentlemen:

      In connection with the issuance to the undersigned of _______ shares of the Class A Common Stock (the "Shares") of ACC CORP. (the "Company"), I understand that the Shares have not been registered under the Securities Act of 1933, as amended, (the "Act") by reason of a specific exemption under the provisions of the Act which depends upon my representations contained in this letter and that you are relying on such representations as a condition precedent to permitting the issuance of the Shares to me. I also understand that any sales made by me publicly under Rule 144 can only be made after I have held the Shares for two years, and then only in limited quantities and only under the terms and conditions of said Rule; and that any other public resale of the Shares may require registration under the Act or compliance with an exemption from the registration requirements of the Act.

      I agree that the Shares may not be transferred unless and until the Company shall have been informed of the proposed transfer and:

      1. A registration statement with respect to the Shares shall be effective under the Act, and I shall have furnished satisfactory proof of compliance with any other applicable law; or

      2. I have obtained an opinion of counsel, in form and content satisfactory to the Company and its counsel, that no violation of the Act or any other applicable law will be involved in such transfer, and/or such other documentation in connection therewith as counsel for the Company may in its reasonable discretion require as a condition precedent in order to make a determination that the transfer will involve no such violation.

      I agree that appropriate legends may be placed on any certificates delivered to me representing the Shares in order to give notice of the transfer restrictions set forth in this letter and that the Company may cause stop transfer orders to be placed on my account.

      I further acknowledge and agree that neither the Company nor any of its agents, officers or directors have made any representations concerning the Company or its prospects and that I have based my decision to acquire the Company's stock upon information furnished to me by persons other than the Company, its officers, directors or agents.

      In consideration of the transfer of the Shares to me, I hereby agree to indemnify and hold harmless the Company, its officers, directors, employees and agents, from and against any and all liability, losses, damages, expenses and attorneys' fees which any of them may hereafter incur, suffer or be required to pay by reason of the falsity of, or my failure to comply with, any representations contained in this letter.

                                          Very truly yours,


                                          ______________________________
                                                (Signature of Holder)

                                          ______________________________
                                                       (Date)